UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On July 21, 2008, the Board of Directors (the “Board”) of Edgewater Technology, Inc. (“Edgewater” or the “Company”) approved, and the Company entered into, an agreement (the “Agreement”) by which the Company would be obligated to pay, in certain circumstances, six months of base salary to Timothy Oakes in the event Mr. Oakes’ employment were terminated by the Company without “cause” within one year following a “change in control” of the Company.

Under the Agreement, “cause” is defined as (1) the employee’s material breach of any provision of the Company’s Confidentiality and Non-Disclosure Agreement, (2) following notice and an opportunity to be heard on the subject, a determination that the employee has willfully failed and refused to comply with the material and reasonable directives of the Company or breached his fiduciary duties to the Company, (3) employee’s failure to meet written performance standards established by the President and Chief Executive Officer of the Company from time to time which Employee has failed to cure within ninety (90) days after receipt of written notice of nonperformance from the Company, (4) the employee’s gross negligence or willful or intentional misconduct, or (5) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony with respect to employee, or any other criminal activity which materially affects employee’s ability to perform his duties or materially harms the reputation of the Company.

Under the Agreement, “change in control” is defined to include the following events: (1) any person, other than the Company or an employee benefit plan of the Company, acquires 50% or more of the voting power of the Company’s outstanding voting securities; (2) certain specified majority changes in Board composition; or (3) stockholders of the Company approve (a) a merger, business combination or extraordinary transaction whereby Edgewater stockholders would not own at least 75% of the outstanding voting securities of the surviving or resulting corporation or (b) a corporate liquidation of the Company

ITEM 5.02(c) APPOINTMENT OF AND COMPENSATION ARRANGEMENTS OF OFFICER

In addition to approving the Agreement (described in Item 1.01 above), the Board elected Timothy Oakes to the newly appointed executive officer position of Chief Accounting Officer of the Company and established a salary of $170,000 per annum for the performance of services under such position during 2008.

Mr. Oakes, age 40, has served as the Company’s Chief Accounting Officer since July of 2008 and as the Vice President – Finance since September 2007. Mr. Oakes joined the Company as a Director of Finance in August 2004. Prior to joining Edgewater, Mr. Oakes was a Senior Director of Finance at Symmetricom, Inc. from September 2001 to August 2004. Prior to Symmetricom, Mr. Oakes held various financial management and operational reporting positions with companies in the biotechnology, manufacturing and consulting services industries. Mr. Oakes is a certified public accountant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Agreement by and among the Company and Timothy R. Oakes dated as of July 21, 2008.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2008

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Kevin R. Rhodes
Name:	Kevin R. Rhodes
Title:	Chief Financial Officer
(Principal Financial Officer)